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               SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                       SUN LIFE (N.Y.) VARIABLE ACCOUNT C

                                                            RULE 424(b)(3)
                                                            REG. NO. 333-09141

          SUPPLEMENT DATED MAY 1, 1998 TO PROSPECTUS DATED MAY 1, 1998

                               REGATTA GOLD - NY

    The Company currently is awaiting state regulatory approval of the addition of the following six new series of the MFS/Sun Life Series Trust as investment options under the Regatta Gold - NY Contracts:

       Bond Series
       Equity Income Series
       Massachusetts Investors Growth Stock Series
       New Discovery Series
       Research International Series
       Strategic Income Series

    The Company expects that these new series will be available in the near future. Please consult your registered representative for further information concerning the availability of the new series, or call the Company at (800) 447-7569.

GOLD NY - SUPP